Exhibit 20.2
Page 1 of 4

Navistar Financial 1994-A Owner Trust
For the Month of February 1996
Distribution Date of March 15, 1996

Original Pool Amount                  $280,021,471.35

Beginning Pool Balance                $114,533,976.95
Beginning Pool Factor                       0.4090186

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $5,827,058.09
  Interest Collected                      $830,120.93

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $298,359.48
Total Additional Deposits                 $298,359.48

Repos/Chargeoffs                          $241,105.42
Aggregate Number of Notes Charged Off              18

Total Available Funds                   $6,923,858.44

Ending Pool Balance                   $108,497,493.50
Ending Pool Factor                          0.3874613

Servicing Fee                             $ 95,444.98

Repayment of Servicer Advances             $31,680.06

Reserve Account:
  Beginning Balance                     $7,474,995.97
  Target Percentage                              6.50%
  Target Balance                        $7,052,337.08
  Minimum Balance                       $5,600,429.43
  (Release)/Deposit                      $(422,658.89)
  Ending Balance                        $7,052,337.08

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             997,090.75      789
    31-60 days                             151,121.42      124
    60+ days                                37,597.67       30

    Total                                1,185,809.84      799

  Balances:
    60+ days                               418,070.62       30

Memo Item - Reserve Account

  Prior Month                           $7,444,708.50
  + Invest. Income                          30,287.47
  - Withdrawal                                   0.00
    Beginning Balance                   $7,474,995.97

Exhibit 20.2
Page 2 of 4

Navistar Financial 1994-A Owner Trust
For the Month of February 1996

                                                                NOTES
                                                      CLASS A-1
                                     TOTAL          (MONEY MARKET)    CLASS A-2      CERTIFICATES
Original
 Pool Amount Dist.:                $280,021,471.35  $89,606,000.00  $180,614,000.00  $9,801,471.35
 Distribution Percentages                                  100.00%           95.50%          4.50%
 Turbo Percentages                                         100.00%            0.00%          0.00%
 Coupon                                                     4.531%           5.930%         6.260%

Beginning Pool Balance             $114,533,976.95
Ending Pool Balance                $108,497,493.50
Collected Principal                  $5,795,378.03
Collected Interest                     $830,120.93
Charge-Offs                            $241,105.42
Liquidation Proceeds/Recoveries        $298,359.48
Servicing                              $ 95,444.98
Cash Transfer from Reserve Account           $0.00
  Total Collections Available
    for Debt Service                 $6,828,413.46

Beginning Balance                  $108,718,701.22           $0.00  $102,593,584.53  $6,125,116.69

Interest Due                           $538,935.99           $0.00      $506,983.30     $31,952.69
Interest Paid                          $538,935.99           $0.00      $506,983.30     $31,952.69
Principal Due                        $6,036,483.45           $0.00    $5,764,841.69    $271,641.76
Principal Paid                       $6,036,483.45           $0.00    $5,764,841.69    $271,641.76
Turbo Principal                              $0.00           $0.00            $0.00          $0.00

Ending Balance                     $102,682,217.77           $0.00  $ 96,828,742.83  $5,853,474.94
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                                 0.5361087337   0.5972036983

Total Distributions                  $6,575,419.44           $0.00    $6,271,824.99    $303,594.45

Interest Shortfall                           $0.00           $0.00            $0.00          $0.00
Principal Shortfall                          $0.00           $0.00            $0.00          $0.00
 Total Shortfall (required from Reserve)     $0.00           $0.00            $0.00          $0.00

Excess Servicing                       $252,994.02

Beginning Reserve Account Balance    $7,474,995.97
(Release)/Draw                        $(422,658.89)
Ending Reserve Account Balance       $7,052,337.08

Memo Item - Advances:
 Servicer Advances - Current Month     $188,632.32
 Total Outstanding Servicer Advances $3,705,928.79

Exhibit 20.2
Page 3 of 4

Navistar Financial 1994-A Owner Trust
For the Month of February 1996

                        This page has been computed as is customarily
                        done.   See page 4  of  4  for adjustment computations

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

<CAPTION
                                  5              4               3                2             1
                               Oct 1995       Nov 1995        Dec 1995         Jan 1996                           Feb 1996
Beg. Pool Balance        $140,310,679.08  $133,145,767.75  $127,206,609.08  $120,560,076.84  $114,533,976.95

A) Loss Trigger:
Principal of Contracts
  Charged off                 $45,053.94    $139,022.68     $70,923.18     $96,042.58    $241,105.42
Recoveries                   $178,798.39    $150,541.00     $30,823.49    $162,460.87    $298,359.48

Total Charged off
  (Months 5,4,3)             $254,999.80
Total Recoveries
  (Months 3,2,1)              491,643.84
Net Loss/(Recoveries)
  for 3 Mos.                $(236,644.04)(a)

Total Balance
  (Months 5,4,3)         $400,663,055.91(b)

Loss Ratio [(a/b)(12)]          -0.7088%

Trigger:
  Is Ratio> 1.5%                    No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                 $670,144.36      $720,931.10      $418,070.62
  As % of Beginning
    Pool Balance                                                0.52682%         0.59798%         0.36502%
  Three Month Average                                           1.11458%         1.22439%         0.49661%

Trigger:
  Is Average> 2.0%                  No

Exhibit 20.2
Page 4 of 4

Navistar Financial 1994-A Owner Trust
For the Month of February 1996

     SPECIAL REPORT   The recent bankruptcy of one large obligor has created
                      a distortion in  the loss  statistics  as customarily
                      reported (see page 3 of 4).  The loss trigger formula
                      is based on  the assumption  that  recoveries  follow
                      losses  by  approximately  60  days.  The  distortion
                      appears  since,  in  this  case,  repossessions  and
                      recoveries occurred in  the same  month.   Presented
                      below are loss statistics restated to show pool loss activity without the impact of this obligor.
                      These statistics more fairly portray the overall performance of this pool.

                                  5              4                3                  2                 1
                               Oct 1995       Nov 1995         Dec 1995           Jan 1996          Feb 1996
Beg. Pool Balance        $140,310,679.08   $132,961,440.27*  $127,022,281.60*  $120,375,749.36*  $114,349,649.47*

Loss Trigger (*computed without bankrupt obligor):
Principal of Contracts
  Charged off                 $45,053.94       $139,022.68        $70,923.18        $96,042.58        $56,777.94*
Recoveries                   $178,798.39       $150,541.00        $30,823.49       $162,460.87       $106,292.43*

Total Charged off
  (Months 5,4,3)             $254,999.80
Total Recoveries
  (Months 3,2,1)              299,576.79*
Net Loss/(Recoveries)
  for 3 Mos.                 $(44,576.99)*(a)

Total Balance
  (Months 5,4,3)         $400,110,073.47*(b)


Loss Ratio Annualized [(a/b)(12)] -0.1337%*  [restated]  VS. -0.7088%  [Entire Pool (see page 3)]

Trigger:
  Is Ratio> 1.5%                   No*                            No

**The above additional information will be provided monthly as long as the effect of this event continues to exist, which will be the July 1996
  Settlement Statement.**


  Navistar Financial Corporation



by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer